Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 24, 1998 appearing on page 44 of Consolidated Edison, Inc. and Consolidated Edison Company of New York, Inc Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.







PRICE WATERHOUSECOOPERS LLP
PRICE WATERHOUSECOOPERS LLP

New York, New York
December 15, 1998